================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549



                                   FORM 8-K/A
                                (AMENDMENT NO. 1)


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                DECEMBER 31, 1999
               (DATE OF REPORT) (DATE OF EARLIEST EVENT REPORTED)

                              EXCO RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                      TEXAS
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

                0-9204                                   74-1492779
          (COMMISSION FILE NO.)                (IRS EMPLOYER IDENTIFICATION NO.)


                               5735 PINELAND DRIVE
                                    SUITE 235
                               DALLAS, TEXAS 75231
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 368-2084

================================================================================

         The undersigned registrant hereby amends the following "Item 7. Financial Statements and Exhibits" of its Current Report on Form 8-K filed on January 18, 2000, dated December 31, 1999 to include the following:

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements.

                  Audited Statements of Operating Revenues and Direct Operating Expenses for EXCO's share of the Natchitoches Parish Properties for the years ended December 31, 1997, 1998, and 1999, together with report of independent auditors, Ernst & Young LLP.

         (b)      Pro Forma Financial Information.

                  Unaudited Pro Forma Combined Condensed Financial Statements of EXCO Resources, Inc. for the year ended December 31, 1998 and the nine months ended September 30, 1999.

         (c)      Exhibits.

                  Number           Document

                  10.1 Purchase, Sale and Exchange Agreement between EXCO Resources, Inc., as seller, and Anadarko Petroleum Corporation, as buyer, dated December 17, 1999, previously filed as an exhibit to this Form 8-K filed January 18, 2000.

                  10.2 Amendment to Purchase, Sale and Exchange Agreement dated as of December 17, 1999, between EXCO Resources, Inc., as seller, and Anadarko Petroleum Corporation, as buyer, dated December 31, 1999, previously filed as an exhibit to this Form 8-K filed January 18, 2000.

                  10.3 Purchase and Sale Agreement between Western Gas Resources, Inc., as seller, and EXCO Resources, Inc., as buyer, dated November 16, 1999, previously filed as an exhibit to this Form 8-K filed January 18, 2000.

                  10.4 Amendment No. 1 to Purchase and Sale Agreement between Western Gas Resources, Inc., as seller, and EXCO Resources, Inc., as buyer, dated December 21, 1999, previously filed as an exhibit to this Form 8-K filed January 18, 2000.

                  23.1 Consent of Independent Auditors, Ernst & Young LLP (filed herewith).

                  23.2             Consent of Independent Auditors, KPMG LLP
                                   (filed herewith).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                             EXCO RESOURCES, INC.


                                             By: /s/ T. W. EUBANK
                                                 -------------------------------
                                                 T.W. Eubank, President



Dated: March 6, 2000

                                                                       Item 7(a)

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
EXCO Resources, Inc.

We have audited the accompanying statements of operating revenues and direct operating expenses of the share of the Natchitoches Parish Properties (as defined in Note 1 to the accompanying statements) acquired by EXCO Resources, Inc. for the years ended December 31, 1997, 1998 and 1999. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

The accompanying statements of operating revenues and direct operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of revenues and expenses of the Natchitoches Parish Properties.

In our opinion, the statements of operating revenues and direct operating expenses referred to above present fairly, in all material respects, the operating revenues and direct operating expenses of the share of the Natchitoches Parish Properties acquired by EXCO Resources, Inc. for the years ended December 31, 1997, 1998, and 1999 in conformity with accounting principles generally accepted in the United States.


                                                     /s/ ERNST & YOUNG LLP


                                                     ERNST & YOUNG LLP
Dallas, Texas
January 12, 2000

                         NATCHITOCHES PARISH PROPERTIES

                        STATEMENTS OF OPERATING REVENUES
                          AND DIRECT OPERATING EXPENSES
                                 (In thousands)



                                                                     YEAR ENDED DECEMBER 31,
                                                             ------------------------------------
                                                               1997          1998          1999
                                                             --------      --------      --------
Oil and natural gas sales .............................      $ 14,259      $  6,070      $  5,357
Direct operating expenses .............................         3,607         2,975         2,688
                                                             --------      --------      --------
Excess of revenues over direct operating expenses .....      $ 10,652      $  3,095      $  2,669
                                                             ========      ========      ========


See accompanying notes.

                         NATCHITOCHES PARISH PROPERTIES

                    NOTES TO STATEMENTS OF OPERATING REVENUES
                          AND DIRECT OPERATING EXPENSES

1. BASIS OF PRESENTATION

     On December 31, 1999, under terms of a Purchase and Sale Agreement dated November 16, 1999, which was subsequently amended on December 21, 1999, between Western Gas Resources, Inc. (Western), as seller, and EXCO Resources, Inc.
(EXCO), as buyer, EXCO purchased certain oil and gas assets located in Natchitoches Parish, Louisiana from Western (the Natchitoches Parish Properties) for consideration of $7.8 million cash (approximately $7.2 million after contractual adjustments). All risk of loss and rights associated with the properties were transferred to EXCO on December 31, 1999. The assets include Western's interest in the Black Lake Unit and the Black Lake processing and treating facilities.

     The accompanying statements present the interest acquired by EXCO in the operating revenues and direct operating expenses of the Natchitoches Parish Properties. Direct operating expenses include the actual costs of maintaining the producing properties and their production, but do not include charges for depletion, depreciation, and amortization, federal and state income taxes, interest, or general and administrative expenses. Presentation of complete historical financial statements for the years ended December 31, 1997, 1998, and 1999 is not practicable because the Natchitoches Parish Properties were not accounted for as a separate entity by Western, and therefore, such statements are not available. The operating revenues and direct operating expenses for the periods presented may not be representative of future operations.

     Revenues in the accompanying Statements of Operating Revenues and Direct Operating Expenses are recognized on the sales method. Direct operating expenses are recognized on an accrual basis.


2. SUPPLEMENTAL OIL AND NATURAL GAS RESERVE AND STANDARDIZED MEASURE INFORMATION (UNAUDITED)

OIL AND NATURAL GAS OPERATIONS

     During the years ended December 31, 1997, 1998 and 1999, no exploration or incremental general and administrative costs were incurred.

RESERVE QUANTITY INFORMATION

     The following table presents EXCO's estimate of its share of the proved oil and natural gas reserves of the Natchitoches Parish Properties, all of which are located in the United States, as of December 31, 1999. EXCO emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and natural gas properties. Accordingly, the estimates are expected to change as future information becomes available.

                         NATCHITOCHES PARISH PROPERTIES

                    NOTES TO STATEMENTS OF OPERATING REVENUES
                          AND DIRECT OPERATING EXPENSES



                                         OIL (BBLS)(1)     GAS (MCF)        BOE(2)
                                         -------------     --------        --------
                                                        (In thousands)
Proved reserves ...................             609           4,740           1,399
                                           ========        ========        ========
Proved developed reserves .........             609           4,740           1,399
                                           ========        ========        ========


---------------

1    Oil includes both crude oil and natural gas liquids.

2 Boe - Barrels of oil equivalent calculated by converting 6 Mcf of natural gas to 1 Bbl of oil. A Bbl is one stock tank barrel, or 42 U.S. gallons liquid volume, of crude oil or other liquid hydrocarbons. An Mcf is one thousand cubic feet of natural gas.


STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

     The Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves (Standardized Measure) is a disclosure requirement under Statement of Financial Accounting Standards No. 69.

     The Standardized Measure does not purport to be, nor should it be interpreted to present, the fair value of the oil and natural gas reserves of the Natchitoches Parish Properties. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

     Under the Standardized Measure, future cash flows are estimated by applying year-end prices, adjusted for fixed and determinable escalations, to the estimated future production of year-end proved reserves. Future cash flows are reduced by estimated future production costs, based on period-end costs, and projected future development costs to determine net cash inflows. The Natchitoches Parish Properties are not a separate tax paying entity. Accordingly, the Standardized Measure for the Natchitoches Parish Properties is presented before deduction of income taxes. Future net cash flows are discounted using a 10% annual discount rate to arrive at the Standardized Measure.

     The Standardized Measure of discounted future net cash flows relating to proved oil and natural gas reserves of EXCO's share of the Natchitoches Parish Properties at December 31, 1999 follows (in thousands):

                         NATCHITOCHES PARISH PROPERTIES

                    NOTES TO STATEMENTS OF OPERATING REVENUES
                          AND DIRECT OPERATING EXPENSES

Future cash inflows ........................................        $ 22,561
Future production costs ....................................          12,526
Future development costs ...................................              --
                                                                    --------
Future net cash flows ......................................          10,035
Discount of future net cash flows at 10% per annum .........           1,816
                                                                    --------
Discounted future net cash flows before income taxes .......        $  8,219
                                                                    ========

     Estimates of economically recoverable oil and natural gas reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree speculative and may vary considerably from actual results. Therefore, actual production, revenues, taxes, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties, and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of natural gas and oil may differ materially from the amounts estimated.

     The weighted average prices of oil (including NGLs) and natural gas at December 31, 1999 used in the calculation of the Standardized Measure were $20.89 per Bbl and $2.08 per Mcf, respectively.

                                                                       Item 7(b)

                              EXCO RESOURCES, INC.

                PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)

     As discussed in "Item 2. Acquisition or Disposition of Assets," of EXCO's Current Report on Form 8-K filed on January 18, 2000, dated December 31, 1999, EXUS Energy, LLC, a Delaware limited liability company (EXUS), owned 50% by EXCO Resources, Inc. (EXCO) and 50% by Venus Exploration, Inc. (Venus), completed the disposition of the Jackson Parish Properties on December 31, 1999. Additionally, effective December 31, 1999, EXCO purchased certain oil and gas assets located in Natchitoches Parish, Louisiana (the Natchitoches Parish Properties) from Western Gas Resources, Inc. for $7.2 million cash, after adjustments.

     The accompanying pro forma combined condensed financial statements are based on the historical financial statements of EXCO for the year ended December 31, 1998, and the nine months ended September 30, 1999. The pro forma combined condensed financial statements are also based, in part, on the historical financial statements of Jacobi-Johnson Energy, Inc. (Jacobi-Johnson) which was acquired by EXCO effective May 8, 1998, Rio Grande, Inc. (Rio Grande or RGI) which was acquired by EXCO effective March 16, 1999, and on EXCO's share of the historical operating revenues and direct operating expenses of the Dawson County Properties (described in EXCO's Form 8-K dated June 30, 1998), the Seward/Meade County, Kansas properties as partial consideration for the Jackson Parish Properties (the Seward/Meade County Properties), and the Natchitoches Parish Properties.

     The Pro Forma Combined Condensed Balance Sheet as of September 30, 1999, assumes the disposition of the Jackson Parish Properties, the addition of the Seward/Meade County Properties and the related repayment of borrowings, and the acquisition of the Natchitoches Parish Properties for cash had all been consummated on that date. Because RGI was acquired on March 16, 1999, Jacobi-Johnson and the Dawson County Properties were both acquired in 1998, and the common stock Rights Offering was completed in 1998, they are already included in EXCO's September 30, 1999 balance sheet. The Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 1998, and the nine months ended September 30, 1999, have been prepared assuming the acquisition of Jacobi-Johnson, the Dawson County Properties, and RGI, the related borrowings, the common stock Rights Offering, the disposition of the Jackson Parish Properties, the addition of the Seward/Meade County Properties, and the acquisition of the Natchitoches Parish Properties had been consummated on January 1, 1998.

     The pro forma adjustments are based upon available information and assumptions that management of EXCO believes are reasonable. The pro forma combined condensed financial statements do not purport to represent the financial position or results of operations of EXCO which would have occurred had such transactions been consummated on the dates indicated or EXCO's financial position or results of operations for any future date or period.

                              EXCO RESOURCES, INC.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1999
                                   (Unaudited)


                                                                                  PRO FORMA
                                                                                 ADJUSTMENTS
                                                                                   FOR THE
                                                                                 ACQUISITIONS
                                                                 EXCO                AND                       PRO FORMA
                                                               HISTORICAL        DISPOSITION                   COMBINED
                                                               ----------      --------------                  ----------
                                                                               (In thousands)
ASSETS:
Current assets:
    Cash ..............................................        $   10,428         $   10,941 (7)(8)(13)         $  21,369
    Accounts receivable and other assets ..............             2,337               (338)(7)(13)                1,999
                                                               ----------         ----------                   ----------
        Total current assets ..........................            12,765             10,603                       23,368


Net property and equipment ............................            25,770             (5,700)(8)(13)               20,070
Other assets ..........................................               664               (279)(7)                      385
Note receivable .......................................             7,000             (7,000)(8)                       --
Investments ...........................................               344                 --                          344
                                                               ----------         ----------                   ----------
        Total assets ..................................        $   46,543         $   (2,376)                  $   44,167
                                                               ==========         ==========                   ==========


LIABILITIES AND  STOCKHOLDERS' EQUITY:
Current liabilities:
    Accounts payable and accrued liabilities ..........        $    2,576         $    1,630 (7)(8)(13)         $   4,206
    Current maturities of long-term debt ..............                 1                 --                            1
                                                               ----------         ----------                   ----------
        Total current liabilities .....................             2,577              1,630                        4,207
Long-term debt, less current maturities ...............             6,862             (6,862)(8)                       --
Other long-term liabilities ...........................               227               (113)(7)                      114

Stockholders' equity:
    Preferred stock ...................................                --                 --                           --
    Common stock ......................................               134                 --                          134
    Additional paid-in capital ........................            36,610                 --                       36,610
    Minority interest in limited partnership ..........              (187)                --                         (187)
    Retained earnings .................................               320              2,969 (8)                    3,289
                                                               ----------         ----------                   ----------
        Total stockholders' equity ....................            36,877              2,969                       39,846
                                                               ----------         ----------                   ----------
        Total liabilities and stockholders' equity ....        $   46,543         $   (2,376)                  $   44,167
                                                               ==========         ==========                   ==========

                              EXCO RESOURCES, INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                                   (Unaudited)


                                                                                     PRO FORMA
                                                                                    ADJUSTMENTS
                                                                                    FOR THE 1998
                                                           JACOBI-      DAWSON      ACQUISITIONS     ADJUSTED
                                               EXCO        JOHNSON      COUNTY       & RIGHTS           EXCO       RIO GRANDE
                                            HISTORICAL    HISTORICAL   HISTORICAL    OFFERING        HISTORICAL    HISTORICAL
                                            ----------    ----------   ----------   ------------     ----------    ----------
                                                                  (In thousands, except per share amounts)
REVENUES:
    Oil and natural gas ................     $  1,385      $    236     $    479     $     --         $  2,100      $  4,407

    Other ..............................          690            --           --         (315)(4)          375           351
                                             --------      --------     --------     --------         --------      --------
        Total revenues .................        2,075           236          479         (315)           2,475         4,758

EXPENSES:
    Oil and natural gas production .....          786           140          106           --            1,032         2,060
    Abandonment costs ..................           --            --           --           --               --           137
    Depletion, depreciation and
       amortization ....................          465            32           --          142 (1)          639         6,097
    General and administrative .........        1,231             7           --           16 (2)        1,254         1,350
    Interest and other .................          104            10           --         (114)(3)           --           939
                                             --------      --------     --------     --------         --------      --------
Income (loss) before income taxes
  and minority interest ................         (511)           47          373         (359)            (450)       (5,825)
Minority interest in limited
partnership ............................           --            --           --           --               --          (127)
                                             --------      --------     --------     --------         --------      --------
Income (loss) before income taxes ......         (511)           47          373         (359)            (450)       (5,698)
Income taxes ...........................           --            --           --           --               --            10
                                             --------      --------     --------     --------         --------      --------
Net income (loss) ......................         (511)           47          373         (359)            (450)       (5,708)
Dividends on preferred stock ...........           --            --           --           --               --          (817)
                                             --------      --------     --------     --------         --------      --------
Net income (loss) applicable to
  common stock .........................     $   (511)     $     47     $    373     $   (359)        $   (450)     $ (6,525)
                                             ========      ========     ========     ========         ========      ========

Basic and diluted earnings (loss)
   per share ...........................     $  (0.18)     $     --     $     --     $     --         $  (0.07)     $     --
                                             ========      ========     ========     ========         ========      ========

Weighted average number of
common and common
equivalent shares outstanding:
   Basic ...............................        2,871            --           --        3,711 (5)        6,582            --
                                             --------      --------     --------     --------         --------      --------
   Diluted .............................        2,874            --           --        3,711            6,585            --
                                             ========      ========     ========     ========         ========      ========

                              EXCO RESOURCES, INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                                   (Unaudited)
                                   (Continued)


                                                                                    PRO FORMA
                                               SEWARD/MEADE      NATCHITOCHES      ADJUSTMENTS
                                                  COUNTY            PARISH         FOR THE 1999                PRO FORMA
                                                HISTORICAL        HISTORICAL       ACQUISITIONS                 COMBINED
                                               ------------      ------------      ------------                ----------
                                                            (In thousands, except per share amounts)
REVENUES:
   Oil and natural gas .................        $      161        $    6,070        $       --                 $   12,738
   Other ...............................                --                --                --                        726
                                                ----------        ----------        ----------                 ----------
           Total revenues ..............               161             6,070                --                     13,464

EXPENSES:
   Oil and natural gas production ......                46             2,975                --                      6,113
   Abandonment costs ...................                --                --                --                        137
   Depletion, depreciation and
        amortization ...................                --                --             1,816 (12)(14)             8,552
   General and administrative ..........                --                --                --                      2,604
   Interest and other ..................                --                --              (939)(6)                     --
                                                ----------        ----------        ----------                 ----------
   Income (loss) before income taxes
        and minority interest ..........               115             3,095              (877)                    (3,942)
   Minority interest in limited
        partnership ....................                --                --                --                       (127)
                                                ----------        ----------        ----------                 ----------
   Income (loss) before income taxes ...               115             3,095              (877)                    (3,815)
   Income taxes ........................                --                --                --                         10
                                                ----------        ----------        ----------                 ----------
   Net income (loss) ...................               115             3,095              (877)                    (3,825)
   Dividends on preferred stock ........                --                --               817 (6)                     --
                                                ----------        ----------        ----------                 ----------
   Net income (loss) applicable to
        common stock ...................        $      115        $    3,095        $      (60)                $   (3,825)
                                                ==========        ==========        ==========                 ==========

   Basic and diluted earnings (loss)
        per share ......................        $       --        $       --        $       --                 $     (.58)
                                                ==========        ==========        ==========                 ==========

   Weighted average number of
     common and common equivalent
     shares outstanding:
        Basic ..........................                --                --                --                      6,582
                                                ==========        ==========        ==========                 ==========
        Diluted ........................                --                --                --                      6,585
                                                ==========        ==========        ==========                 ==========

                              EXCO RESOURCES, INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1999
                                   (Unaudited)


                                                                                                     PRO FORMA
                                                                                                    ADJUSTMENTS
                                                                         SEWARD/                      FOR THE
                                                             RIO          MEADE      NATCHITOCHES   ACQUISITIONS
                                               EXCO         GRANDE        COUNTY       PARISH           AND              PRO FORMA
                                            HISTORICAL     HISTORICAL    HISTORICAL   HISTORICAL    DISPOSITION           COMBINED
                                            ----------     ----------    ----------  ------------   ------------         ---------
                                                                      (In thousands, except per share amounts)
REVENUES:
    Oil and natural gas ................      $ 4,482       $   176       $   130      $ 3,859      $  (896)(10)          $ 7,751
    Other ..............................          970            23            --           --         (320)(9)(15)           673
                                              -------       -------       -------      -------      -------               -------
            Total revenues .............        5,452           199           130        3,859       (1,216)                8,424

EXPENSES:
    Oil and natural gas production .....        1,694           123            22        1,846         (107)(10)            3,578
    Depletion, depreciation and
       amortization ....................        1,382             9            --           --          802 (10)(12)(14)    2,193

    General and administrative .........        1,425            73            --           --          (12)(10)            1,486
    Interest and other .................          125             0            --           --         (124)(11)                1
                                              -------       -------       -------      -------      -------               -------
Income (loss) before income taxes and
  minority interest ....................          826            (6)          108        2,013       (1,775)                1,166

Minority interest ......................           (5)            1            --           --           --                    (4)
Income taxes ...........................           --            --            --           --           69 (16)               69
                                              -------       -------       -------      -------      -------               -------
Net income (loss) ......................      $   831       $    (7)      $   108      $ 2,013      $(1,844)              $ 1,101
                                              =======       =======       =======      =======      =======               =======
Basic and diluted earnings per share ...      $   .12       $    --       $    --      $    --      $    --               $   .16
                                              =======       =======       =======      =======      =======               =======

Weighted average number of
  common and common equivalent
  shares outstanding:
     Basic .............................        6,688            --            --           --           --                 6,688
                                              =======       =======       =======      =======      =======               =======
     Diluted ...........................        6,698            --            --           --           --                 6,698
                                              =======       =======       =======      =======      =======               =======

                              EXCO RESOURCES, INC.

                          NOTES TO UNAUDITED PRO FORMA
                     COMBINED CONDENSED FINANCIAL STATEMENTS

A. PRO FORMA ADJUSTMENTS FOR THE ACQUISITIONS OF JACOBI-JOHNSON AND THE DAWSON COUNTY PROPERTIES

     The accompanying unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 1998 has been prepared as if the acquisitions of Jacobi-Johnson and the Dawson County Properties had been consummated on January 1, 1998 and reflects the following adjustments:

     (1) To adjust depreciation, depletion and amortization of the oil and gas properties to reflect the effect of the acquisitions of Jacobi-Johnson and the Dawson County Properties using the full cost method of accounting on total pro forma proved oil and natural gas reserves.

     (2) To adjust general and administrative expense for unused line fees on the Credit Facility.

     (3) To eliminate interest expense on EXCO's and Jacobi-Johnson's historical borrowings.

B. PRO FORMA ADJUSTMENTS FOR THE COMMON STOCK RIGHTS OFFERING

     The accompanying unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 1998 has been prepared as if the common stock Rights Offering had been consummated on January 1, 1998 and reflects the following adjustments:

     (4) To adjust interest income on surplus cash of $7.0 million, based on a 4.0% per annum interest rate.

     (5) To adjust the weighted average common shares outstanding as a result of the exercise of the common stock purchase rights by shareholders in connection with the Rights Offering.

C. PRO FORMA ADJUSTMENTS FOR THE ACQUISITION OF RIO GRANDE

     The accompanying unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 1998 has been prepared as if the acquisition of RGI had been consummated on January 1, 1998 and reflects the following adjustment:

     (6) To eliminate the accrued interest on RGI's bank note and RGI's accrued preferred stock dividends as a result of RGI's bankruptcy settlement.

D. PRO FORMA ADJUSTMENTS FOR THE DISPOSITION OF THE JACKSON PARISH PROPERTIES

         The accompanying unaudited Pro Forma Combined Condensed Balance Sheet has been prepared as if EXCO's share of the proceeds from the disposition of the Jackson Parish Properties, the addition of the Seward/Meade County Properties, and the related repayment of borrowings and recognition of a gain on the sale and deferred tax liability had been consummated on September 30, 1999, and reflects the following adjustments:

                              EXCO RESOURCES, INC.

                          NOTES TO UNAUDITED PRO FORMA
                     COMBINED CONDENSED FINANCIAL STATEMENTS

(7)  To eliminate EXCO's share of the working capital in EXUS.

(8) To record EXCO's proceeds of cash and the Seward/Meade County Properties, and the reduction in properties and equipment from the sale of its interest in the Jackson Parish Properties, the after-tax gain therefrom, the repayment of the EXUS credit facility, and the repayment of $7 million of principal owed by Venus to EXCO under a related convertible promissory note.

     The accompanying unaudited Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 1998, and the nine months ended September 30, 1999 have been prepared as if EXCO's share of the disposition of the Jackson Parish Properties, the addition of the Seward/Meade County Properties, and the related repayment of debt had been consummated on January 1, 1998 and reflect the following adjustments:

(9) To record a decrease in interest income as a result of the repayment of the Venus convertible promissory note.

(10) To eliminate the historical operating revenues and expenses of the Jackson Parish Properties.

(11) To eliminate the historical interest expense for EXCO's share of the EXUS credit facility.

(12) To adjust depreciation, depletion and amortization of the oil and gas properties to reflect the effect of the addition of the Seward/Meade County Properties using the full cost method of accounting on total pro forma proved oil and natural gas reserves.

E. PRO FORMA ADJUSTMENTS FOR THE ACQUISITION OF THE NATCHITOCHES PARISH
   PROPERTIES

     The accompanying unaudited Pro Forma Combined Condensed Balance Sheet has been prepared as if EXCO's share of the acquisition of the Natchitoches Parish Properties had been consummated on September 30, 1999, and reflects the following adjustment:

(13) To record the acquisition of the Natchitoches Parish Properties in exchange for consideration of approximately $7.2 million in cash and related professional fees.


     The accompanying unaudited Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 have been prepared as if EXCO's share of the acquisition of the Natchitoches Parish Properties had been consummated on January 1, 1998 and reflect the following adjustments:

(14) To adjust depreciation, depletion and amortization of the oil and gas properties to reflect the effect of the acquisition of the Natchitoches Parish Properties using the full cost method of accounting on total pro forma proved oil and natural gas reserves.

                              EXCO RESOURCES, INC.

                          NOTES TO UNAUDITED PRO FORMA
                     COMBINED CONDENSED FINANCIAL STATEMENTS

(15) To record a decrease in interest income on invested cash of $7.2 million, based on a 4% per annum interest rate.

(16) To adjust the provision for income taxes for the change in financial taxable income resulting from inclusion of the historical results of operations of Rio Grande, Inc., the Seward/Meade County Properties, and the Natchitoches Parish Properties, and adjustments (9), (10), (11), (14) and
     (15).

F. PRO FORMA COMBINED SUPPLEMENTAL OIL AND NATURAL GAS RESERVE AND STANDARDIZED MEASURE INFORMATION

RESERVE QUANTITY INFORMATION

     The following table presents EXCO's estimate of the pro forma combined proved oil and natural gas reserves of EXCO after giving effect to the disposition of EXCO's share of the Jackson Parish Properties, the acquisition of Rio Grande, Inc., the addition of the Seward/Meade County Properties, and the acquisition of the Natchitoches Parish Properties as of September 30, 1999. All reserves are located in the United States. EXCO emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and natural gas properties. Accordingly, the estimates are expected to change as future information becomes available.


                                         OIL (BBLS)(1)     GAS (MCF)        BOE(2)
                                         -------------     --------        --------
                                                        (In thousands)
Proved reserves ...................           3,091          19,095           6,273
                                           ========        ========        ========
Proved developed reserves .........           2,845          16,788           5,643
                                           ========        ========        ========

---------------

1    Oil includes both crude oil and natural gas liquids.

2 Boe - Barrels of oil equivalent calculated by converting 6 Mcf of natural gas to 1 Bbl of oil. A Bbl is one stock tank barrel, or 42 U.S. gallons liquid volume, of crude oil or other liquid hydrocarbons. An Mcf is one thousand cubic feet of natural gas.

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND NATURAL GAS RESERVES

     The Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Natural Gas Reserves (Standardized Measure) is a disclosure requirement under Statement of Financial Accounting Standards No. 69.

     The Standardized Measure does not purport to be, nor should it be interpreted to present, the fair value of EXCO's oil and natural gas reserves. An estimate of fair value would also take into account, among other

                              EXCO RESOURCES, INC.

                          NOTES TO UNAUDITED PRO FORMA
                     COMBINED CONDENSED FINANCIAL STATEMENTS


things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

     Under the Standardized Measure, future cash flows are estimated by applying year-end prices, adjusted for fixed and determinable escalations, to the estimated future production of year-end proved reserves. Future cash inflows are reduced by estimated future production costs, based on period-end costs, and projected future development costs to determine pre-tax cash inflows. Future income taxes are computed by applying the statutory rate (based on the current tax law adjusted for permanent differences and tax credits) to the excess of pre-tax net cash flows over EXCO's income tax basis of its oil and natural gas properties. Future net cash flows are discounted using a 10% annual discount rate to arrive at the Standardized Measure.

     The pro forma Standardized Measure of discounted future net cash flows relating to EXCO's proved oil and natural gas reserves at September 30, 1999, follows (in thousands):

               Future cash inflows ........................................        $110,579
               Future production costs ....................................          43,610
               Future development costs ...................................           2,433
               Future income taxes ........................................          13,103
                                                                                   --------
               Future net cash flows ......................................          51,433
               Discount of future net cash flows at 10% per annum .........          22,694
                                                                                   --------
               Pro forma Standardized Measure of discounted future
                  net cash flows ..........................................        $ 28,739
                                                                                   ========


     The future cash flows shown above include amounts attributable to non-producing reserves requiring approximately $2.4 million of future development costs. If these reserves are not developed, the Standardized Measure of discounted future net cash flows as of September 30, 1999, shown above would be reduced significantly.

     Estimates of economically recoverable oil and natural gas reserves and of future net reserves are based upon a number of variable factors and assumptions, all of which are to some degree speculative and may vary considerably from actual results. Therefore, actual production, revenues, taxes, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of oil and natural gas may differ materially from the amounts estimated.

     The weighted average prices of oil (including NGLs) and natural gas at September 30, 1999 used in the calculation of the Standardized Measure were $20.86 per Bbl and $2.40 per Mcf, respectively.

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER           DESCRIPTION
-------          -----------
10.1             Purchase, Sale and Exchange Agreement between
                 EXCO Resources, Inc., as seller, and Anadarko
                 Petroleum Corporation, as buyer, dated
                 December 17, 1999, previously filed as an
                 exhibit to this Form 8-K filed January 18,
                 2000.

10.2             Amendment to Purchase, Sale and Exchange
                 Agreement dated as of December 17, 1999, between EXCO Resources, Inc., as seller, and Anadarko Petroleum Corporation, as buyer, dated December 31, 1999, previously filed as an exhibit to this Form 8-K filed January 18, 2000.

10.3             Purchase and Sale Agreement between Western
                 Gas Resources, Inc., as seller, and EXCO
                 Resources, Inc., as buyer, dated November 16,
                 1999, previously filed as an exhibit to this Form 8-K filed January 18, 2000.

10.4             Amendment No. 1 to Purchase and Sale
                 Agreement between Western Gas Resources,
                 Inc., as seller, and EXCO Resources, Inc., as buyer, dated December 21, 1999, previously filed as an exhibit to this Form 8-K filed
                 January 18, 2000.

23.1             Consent of Independent Auditors, Ernst &
                 Young LLP (filed herewith).

23.2             Consent of Independent Auditors, KPMG LLP
                 (filed herewith).